TRUST AGREEMENT

THIS AGREEMENT is made effective the 7th day of March, 2005.

BETWEEN:

Garpa Resources, Inc., a company duly incorporated under the laws of the State of Nevada and having an office at 5411 Calderwood Crescent, Richmond, British Columbia, Canada, V7C 3G2.

(hereinafter called “Garpa”)

OF THE FIRST PART

AND:

Gary Schellenberg, businessman, having an office at 5411 Calderwood Crescent, Richmond, British Columbia, Canada, V7C 3G2.

(hereinafter called “Trustee”)

OF THE SECOND PART

WHEREAS:

  Garpa is desirous of purchasing the rights of certain mineral claims in the Province of Ontario but does not wish to incur the cost or liability incurred through the establishment of a subsidiary foreign corporation at this early stage of its corporate development;

  Trustee is willing and legally capable of acting as a trustee for Garpa to hold the mineral claims on behalf of Garpa until such time as the initial three phase exploration program is completed and Garpa is properly able to evaluate the merits of owning the Claim in its own name or that of a subsidiary; and

  Garpa and the Trustee now wish to enter into a trust agreement whereby Trustee would hold title in trust for Garpa to the claim on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

  Representation and Warranties

    Garpa represents and warrants to Trustee that:

      Garpa is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction; and

      Garpa has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

    Trustee represents and warrants to Garpa that the Trustee is legally capable and has the full power and authority to carry on as a trustee and to hold the mineral Claim as a trustee on behalf of Garpa and to enter this Agreement any agreement or instrument referred to or contemplated herein.

    The representation and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising our of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained herein.

  Termination

    This Agreement will terminate on:

      January 1, 2008 unless on or before that date, Garpa terminates in writing this Agreement; and

      The date on which Garpa incorporates a Canadian subsidiary to hold Garpa's interest in the Claim and transfers such interest to the subsidiary.

  Covenants of Garpa

    Garpa will keep the claim free and clear of all liens, charges and encumbrances arising from their operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard.

  Covenants of Trustee

    Trustee will not do any act or thing which would or might in any way adversely affect the rights of Garpa hereunder.

  Further Assurances

    The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

  Notice

    Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or facsimile transmission or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

      if to Garpa Resources, Inc.
      5411 Calderwood Crescent,
      Richmond, British Columbia
      Canada V7C 3G2

      if to Gary Schellenberg
      5411 Calderwood Crescent,
      Richmond, British Columbia
      Canada V7C 3G2

    Any notice, direction or other instrument aforesaid will, if delivered by courier or facsimile transmission, be deemed to have been given and received on the next business day following the day on which it was delivered or sent by facsimile, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

    Any party at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses of such party for the purpose of giving notice hereunder.

  Headings

    The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

  Enurement

    This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

  Terms

    The terms and provisions of this Agreement shall be interpreted in accordance with the laws of Ontario.

  Entire Agreement

    This agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

  Time of Essence

    Time will be of the essence in this Agreement.

  Enforcement of Agreement

    The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally any may be enforced by each as against each other interests.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Garpa Resources, Inc. Per: /s/ Gary Schellenberg Gary Schellenberg	Gary Schellenberg /s/ Gary Schellenberg Gary Schellenberg

Witness /s/ Don Flahiff Signature of Witness	Don Flahiff Printed Name of Witness

This is Schedule “A” to a Trust Agreement made as of the 7th day of March, 2005 between Garpa Resources, Inc. and Gary Schellenberg.

Mining Division	Claim Number	Due Date
RED LAKE	KRL 1248309	2005.06.09
RED LAKE	KRL 1248362	2005.06.09